EXHIBIT E-5
                                   -----------
         KEYSPAN'S, EASTERN'S AND ENERGYNORTH'S NON-UTILITY SUBSIDIARIES


I.         KeySpan's Non-Utility Subsidiaries
           ----------------------------------

                KeySpan is a diversified energy holding company which, through its direct and indirect subsidiaries, engages in energy related businesses. KeySpan engages in its non-utility activities through seventeen (16) direct non-utility subsidiaries which are as follows: KeySpan Energy Corporation; KeySpan Exploration and Production, LLC; KeySpan Corporate Services LLC; KeySpan Utility Services LLC; KeySpan Electric Services LLC; KeySpan Energy Trading Services LLC; Marquez Development Corporation; Island Energy Services Company, Inc.; LILCO Energy Systems Inc.; KeySpan-Ravenswood, Inc.; KeySpan-Ravenswood Services Corp.; KeySpan Energy Supply, LLC; KeySpan Services, Inc.; Honeoye Storage Corporation; KeySpan Technologies Inc. and KeySpan MHK, Inc. In addition, KeySpan's gas utility subsidiary, The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, ("KeySpan New York"), owns all or part interests in three (3) subsidiaries that are engaged in non-utility businesses.1


                The following is a description of the activities of KeySpan's direct and indirect non-utility subsidiaries.

1.         Holding Companies for Non-Utility Activities
           --------------------------------------------

          a. KeySpan Energy Corporation ("KEC"). KEC, a New York corporation and wholly owned subsidiary of KeySpan, is a holding company for a variety of energy related businesses which are conducted through its five (5) direct, non-utility subsidiaries (I.C., KeySpan North East Ventures, Inc., KeySpan Energy Development Corporation, THEC Holdings Corp., KeySpan Natural Fuels, LLC and GEI Development Corp.) and indirectly through KeySpan New York's non-utility subsidiaries.2 These non-utility businesses are described herein.

          b. KeySpan Energy Development Corporation ("KEDC"). KEDC, a Delaware corporation and wholly-owned subsidiary of KEC, is a development company, and a holding company for companies engaged in international and domestic non-utility activities. KEDC's primary activities, both directly and through its seven (7) direct subsidiaries, are the development, ownership and operation of market area natural gas pipelines and storage facilities

------------------
1 KeySpan New York was formerly known as The Brooklyn Union Gas Company. A certificate of assumed name was filed with the New York Department of State in May 2000.

2 KeySpan New York is a utility subsidiary of KEC.

     located in the United States, and investments in companies which develop, own and/or operate non-utility generation plants, gas processing plants and gathering systems, liquid natural gas processing facilities, foreign utility companies ("FUCOs") under Section 33 of the Public Utility Holding Company Act of 1935 (the "Act"), natural gas pipelines, and oil fields located in certain areas of Europe, Canada, or Latin America. KEDC's direct subsidiaries are GTM Energy, LLC, Honeoye Storage Corporation, KeySpan International Corporation, KeySpan Cross Bay, LLC, KeySpan Midstream, LLC, Solex Production Limited and Adrian Associates L.P. and each are further described herein.

2. Rule 58(b)(2) Gas Related Companies

          a. KeySpan North East Ventures, Inc. ("KNEV"). KNEV, a Delaware corporation and wholly-owned subsidiary of KEC, holds a 90% ownership interest in Northeast Gas Markets, LLC. Northeast Gas Markets, LLC, a Delaware limited liability company, provides natural gas procurement, contract management and marketing services to clients located in the northeastern part of the United States.3

          b. Honeoye Storage Corporation ("Honeoye"). KEDC owns 28.8% of the outstanding common stock of Honeoye.4 Honeoye, a New York corporation, owns an underground gas storage facility in Ontario County, New York consisting of 28 injection/withdrawal wells, 12 observation wells, 19 miles of field gathering lines, compressor units totaling 2700 hp and 10.5 miles of transmission pipeline connecting the facilities to the Tennessee Gas Pipeline gas transmission system. Honeoye provides up to 4.8 billion cubic feet ("BCF") of storage service to New York and New England area gas distribution companies.5 Honeye is regulated by the Federal Energy Regulatory Commission ("FERC") with respect to its natural gas activities. In the first quarter of this year, Honeoye filed an application with the FERC seeking authority to expand field capacity to 6.57 BCF.

          c. KeySpan Cross Bay, LLC ("KeySpan Cross Bay"). KeySpan Cross Bay, a Delaware limited liability company and wholly-owned subsidiary of KEDC, was formed to own KeySpan's 25% interest in the Cross Bay Pipeline Company, LLC ("Cross Bay"). Cross Bay is involved in the development of the Cross Bay pipeline, a proposed interstate pipeline that would be subject to FERC jurisdiction and which will transport gas from two existing interstate pipelines located in New Jersey to customers located in New York City and Long Island.6

          d. Adrian Associates L.P. ("Adrian"). KEDC holds a 33.7% interest in Adrian, a New York limited partnership, which owns a 50% interest in the Adrian gas storage facility in Steuben, New York. The facility consists of 9 injection/withdrawal wells, an observation well, 2 miles of field gathering lines, compressor units totaling 2700 hp and 13.5 miles of transmission pipeline connecting the facilities to the gas transportation

-----------------------
3 SEE Rule 58 (b)(2)(ii). Northeast's gas marketing activities also qualify it as an energy related company under Rule 58(2)(b)(1)(v). 4 KeySpan also directly holds a 23.33% interest in Honeoye.
5 SEE Rule 58 (b)(2)(i).
6 SEE Rule 58 (b)(2)(i).

     pipeline owned by Tennessee Gas Pipeline. Adrian provides up to 6.2 BCF of storage service to Public Service Gas and Electric Company, Elizabeth Gas Company and Commonwealth Gas Company, which are gas distribution companies located in New Jersey and Massachusetts.7


          e. THEC Holdings Corp. ("THEC"). THEC Holdings Corp., a Delaware corporation and wholly owned subsidiary of KEC, is the company which holds KeySpan's interest in The Houston Exploration Company ("Houston Exploration"); KEC currently holds a 70% interest.8 Houston Exploration, is a publicly held Delaware corporation with its principle executive offices located in Houston, Texas. It is engaged in the exploration, development and acquisition of domestic natural gas and oil properties.9 Houston Exploration also owns associated gathering systems and exploration and drilling equipment and is engaged in small scale marketing, supplying, transportation and storage. The company has offshore properties in the Gulf of Mexico and onshore properties in Texas, Louisiana, Arkansas and West Virginia. At December 31, 1999, the company had net proved reserves of 541 BCF, approximately 97% of which are natural gas. It sells gas and oil to a relatively small number of customers (none of which are affiliates) and its major customer for the year ended December 31, 1999, was Adams Resources and Energy, Inc. A more detailed description of Houston Exploration is contained in its Annual Report on Form 10-K for the year ended December 31, 1999, a copy of which is incorporated by reference as Exhibit H-11 hereto. Houston Exploration also owns 100% of Seneca-Upshur Petroleum, Inc. ("Seneca"), a Delaware corporation, which is a general partner in a group of limited partnerships which own oil and gas properties in West Virginia.10 Houston Exploration manages, operates and drills the wells for Seneca.

          f.  KeySpan  Natural  Fuels,  LLC  ("KNF").  KNF, a  Delaware  limited liability company and wholly-owned subsidiary of KEC, owns certain interests in onshore producing wells of Houston Exploration that produce oil and gas from non-conventional fuel sources, such as oil being produced from shale and tar sands and natural gas being produced from geopressured brine, devonian shale, coal seams and tight sand formations.11 Houston Exploration manages and administers the daily operation of these properties.

          g. North East Transmission Co., Inc. ("NET"). NET, (a Delaware corporation and a wholly-owned KeySpan New York subsidiary) was created to hold a general partner interest in the Iroquois Gas Transmission System, L.P. ("Iroquois").12 Its general partner interest is currently 18.49%. Iroquois is a FERC regulated natural gas pipeline which transports natural gas from

--------------------
7 SEE Rule 58 (b)(2)(i).
8 On March 31, 2000, KEC's ownership interest in Houston Exploration was increased from 64% to 70%.
9 SEE Rule 58 (b)(2)(ii).
10 SEE ID.
11 SEE Rule 58 (b)(2)(ii).
12 As noted above, KeySpan New York is a utility subsidiary of KEC.

     Canada to the Northeast United States.13 Iroquois has a wholly owned subsidiary, Iroquois Pipeline Operating Company, which operates the Iroquois' pipeline.14

          h. LILCO Energy Systems Inc. ("LES"). LES, a New York corporation, holds a 1% general partner interest in Iroquois.15

          i. KeySpan Exploration and Production, LLC ("KEP"). KEP, a Delaware limited liability company and wholly-owned subsidiary of KeySpan, is part of a joint venture with Houston Exploration to conduct offshore gas and oil exploration and development in the Gulf of Mexico consisting of drilling undeveloped offshore leases. The offshore leases are owned 55% by Houston
     Exploration and 45% by KEP. Houston Exploration is the joint venture manager and operator.16


               3. FUCO Investments


                    KeySpan International Corporation ("KeySpan International").
               KeySpan International, a Delaware corporation, is a wholly subsidiary of KEDC which serves as a non-utility holding company for KEDC's investments in gas distribution, transportation and electric projects in selected developing markets in Europe and Latin America. As described below, KeySpan International has two
               (2) direct, wholly-owned subsidiaries, KeySpan CI Limited and KeySpan CI II Limited, which directly or indirectly hold KeySpan's interests in the foreign operations.

                    o KeySpan CI Limited ("KeySpan CI"), a Cayman Island corporation, was formed to directly hold a 24.5% ownership interest in Phoenix Natural Gas Limited ("Phoenix"), a natural gas distribution system located in Northern Ireland. Phoenix is a FUCO.17

                    o KeySpan CI II, Limited., a Cayman Island corporation, was formed to hold through its wholly owned subsidiary, Grupo KeySpan S. de R.L. de C.V., a 50% interest in FINSA Energeticos, S. de R.L. de C.V. ("FINSA"). FINSA is a Mexican company and a FUCO which owns a small gas distribution company in

-------------------------
13 SEE Rule 58 (b)(2)(i).
14 ID.
15 ID. Collectively, KeySpan indirectly holds a 19.4% interest in Iroquois through LES's 1% interest and, as described above, NET's 18.4% general partnership interest. 16 SEE Rule 58 (b)(2)(ii).
17 SEE Section 33 of the Act. Section 33 of the Act expressly states that FUCOs are deemed to be functionally related to a registered holding company system's business. As described in Section 4 below, KeySpan CI also holds a 50% interest in Premier Transco Limited, a foreign natural gas transportation pipeline company.

                         Mexico.18 It is also  involved
                         in the development of generation and gas pipeline projects in Mexico.

4.         International Gas Related Activities

          a. KeySpan Midstream, LLC ("KeySpan Midstream"). KeySpan Midstream, a Delaware limited liability company and wholly-owned subsidiary of KEDC, indirectly holds, through several wholly-owned subsidiaries, 100% each of
     (i) GMS Facilities Limited ("GMF"), (ii) Gulf Midstream Services Limited ("GMSL"), (iii) Gulf Midstream Services Partnership ("GMSP") (collectively, the "Canadian Companies"), and (iii) KeySpan Energy Canada, Ltd. ("KeySpan Canada").19

          o GMSP, a Canadian general partnership, owns interests in 11 natural gas processing plants, along with the associated raw gas gathering facilities, located in Alberta and Saskatchewan, Canada . It is the operator of nine of those facilities. GMSP also markets natural gas, on behalf of approximately 40 producers, to about 50 customers in the United States and Canada, and markets natural gas products (including propane, butane and sulphur), on behalf of approximately 130 producers to about 50 customers in the United States and Canada.20

          o GMF, a Canadian corporation, owns an interest in one natural gas processing plant in Alberta, which it

-----------------
18 SEE Section 33 of the Act.

19 GMF, GMSL and GMSP will be renamed so that their names will incorporate the use of the term KeySpan. A chain of intermediary companies has been established for the purpose of holding interests in the Canadian Companies and KeySpan
Canada. KeySpan Midstream and KEDC together own 100% of KeySpan CI Midstream Ltd., a Cayman Island corporation, which in turn is the sole shareholder of KeySpan Luxembourg S.A.R.L. ("KS Luxembourg"). KS Luxembourg, a Luxembourg limited liability company, and its wholly-owned subsidiary, Nicodama Beheer V.B.V. (a Netherlands company), hold all of the issued and outstanding shares of KeySpan Energy Development Co. (Nova Scotia) ("KeySpan Nova Scotia"). KS Luxembourg also owns 100% of KS Midstream Finance Co. (Nova Scotia) which has extended credit to KeySpan Nova Scotia. KeySpan Nova Scotia directly owns 100% of each of the Canadian Companies, 100% of KeySpan Canada, and a 76% interest in the Paddle River gas processing plant located in western Canada.

20 The company is engaged in gas related businesses identical to those defined in the GRAA. The Commission has found that the GRAA permits registered gas utility holding companies to own companies located outside the United States. The Commission has determined that the "GRAA does not impose any geographic boundaries within which a gas registered system may engage in the listed activities." CONSOLIDATED NATURAL GAS COMPANY, Holding Co. Act Release No. 26595 (October 25, 1996) and Holding Co. Act Release No. 26608 (November 19, 1996). They are also the same activities defined in Rule 58(b)(2) for gas related companies. Except for the fact that these companies conduct their business outside of the United States, they would be considered Rule 58(b)(2) gas related companies.

          operates. It also owns interests in crude oil and natural gas liquids transportation facilities, which it operates, and interests in natural gas liquids fractionation and storage facilities at Edmonton, Alberta. Together, GMSP and GMF provide gas gathering and processing services to approximately 215 producers.21

          o GMSL, a Canadian corporation, is the managing partner for GMSP and is the agent for GMF and GMSP. GMSL is the managing partner for GMSP and is the agent for GMF and GMSP. Because neither GMSP nor GMF have employees or office facilities, GMSP and GMF act through GMSL, which conducts all GMSP and GMF business, including operating the assets for which those entities have operating responsibility, and executing and performing all GMSP and GMF contracts.22

          o KeySpan Canada, a Canadian corporation and wholly-owned subsidiary of KEDC, owns a 19% interest in the Taylor Gas Liquids Partnership ("Taylor"). Taylor owns a 57% interest in the Younger NGL Extraction Plant (the "Younger Plant") in western Canada which is a natural gas liquids and extraction facility. The Younger Plant currently has a production capacity of 38,500 bpd. The Younger Plant obtains the gas it processes from the West Coast Energy and TCM natural gas pipelines and ships the natural gas liquids it produces through the Federated and TCM natural gas liquids systems.23 The majority of Taylor's customers are gas producers and gas marketers located in Canada.24

               b. Premier Transco Limited ("Premier"). KeySpan CI also holds a 50% interest in Premier, which is a natural gas transportation pipeline company owning and operating pipeline facilities spanning the Irish Sea between southwest Scotland and Northern Ireland.25

------------------
21 ID.

22 ID.

23 ID.

24 In February 2000, KeySpan Canada exercised its option to participate in the expansion of the Younger plant, therefore, converting its fluctuating percentage interest in cash distributions into a fixed percentage of ownership.

25 SEE Section 2(a) of the Gas Related Activities Act ("GRAA"). SEE ALSO CONSOLIDATED NATURAL GAS COMPANY, Holding Co. Act Release No. 26595 (October 25,
1996) and Holding Co. Act Release No. 26608 (November 19, 1996) (Commission allowed gas registered holding company to invest in foreign pipeline projects pursuant to the GRAA). KeySpan CI, Ltd. directly holds a 24.5% interest in Premier and a 25.5% indirect interest through its wholly-owned subsidiary named KeySpan (UK) Limited, a corporation organized under the laws of the United Kingdom.

               c. Alberta Northeast Gas, Ltd. ("Alberta"). KeySpan New York (a direct subsidiary of KEC) holds a 26% interest in Alberta, a Canadian corporation which is a gas marketer.26 Alberta purchases Canadian natural gas in Canada and resells it at the U.S./Canadian border to 17 local distribution gas companies which include KeySpan New York and KeySpan Long Island as well as three of Eastern Enterprises' gas utilities and ENGI. The buyers ship the gas they purchase from Alberta to their operations located in the northeastern part of the United States through, INTER ALIA, the Iroquois pipeline.27

5.         Power Development Companies
           ---------------------------


                    GTM Energy, LLC ("GTM").  KEDC owns a 50% ownership interest in GTM, a Delaware limited liability company. GTM is a joint venture that has been formed to engage in the development of electric generation projects in the City of New York, which may obtain exempt wholesale generator status under Section 32 of the Act ("EWGs") if the electric facilities are developed.28 Development of the projects have been suspended and GTM does not own electric facilities that are operational. If GTM seeks to make any acquisition of securities or assets after the Transaction is completed, for which approval is required under the Act, KeySpan states that it will file a post-effective amendment with the Commission seeking such approval.

6.         Energy Marketers

               a. Boundary Gas Inc. ("BGI"). KeySpan New York (a wholly-owned utility subsidiary of KEC) holds a 36.09% interest in BGI and KeySpan Long Island (a wholly-owned utility subsidiary of KeySpan) holds a 3.019% interest. BGI, a Delaware corporation, is a gas marketer.29 BGI purchases Canadian natural gas on the U.S. side of the U.S./Canadian border

----------------
26 Eastern  Enterprises'  gas utility,  Essex Gas Company  ("Essex") also owns a
 .7%% interest in Alberta and EnergyNorth's gas utility subsidiary, EnergyNorth Natural Gas, Inc. ("ENGI") owns a 1.3% interest.

27 SEE citations at footnote 20.

28 The Commission has authorized registered holding companies to retain non-utility businesses engaged directly or indirectly in the development of power generation projects and EWG project development. SEE CENTRAL AND SOUTHWEST CORP., Holding Co. Act Release No. 25162 (September 28, 1990) (authorizing Central and Southwest Corp. to conduct preliminary studies of, to investigate, to research, to develop, to consult with respect to, and to agree to construct, such construction subject to further Commission authorization, QFs, qualifying small power production facilities and independent power facilities ("IPPs"), except no need to consult with respect to IPPs); ENERGY INITIATIVES, INC., Holding Co. Act Release No. 25876 (September 7, 1993) (authorizing the acquisition of an ownership interest in a non-affiliate engaged in the business of developing, owning and operating co-generation and independent power generation projects); AMEREN CORP., Holding Co. Act Release No. 27053 (July 23,
1999) (authorizing the acquisition of securities of subsidiaries which would be organized exclusively for the purpose of acquiring, holding and/or financing the acquisition of the securities of, or other interest in, one or more EWGs); SEE ALSO CINERGY CORP., Holding Co. Act Release No. 26984 (March 1, 1999).

29 Eastern  Enterprises' two gas utilities,  Boston Gas Company and Essex,  also
own,  collectively,   a  14.54%  interest  in  BGI.  EnergyNorth's  gas  utility subsidiary, ENGI, owns a 3.74% interest in BGI.

          and immediately resells it to 14 customers which are local gas distribution companies.30 The BGI utility customers include KeySpan New York and KeySpan Long Island as well as two of Eastern Enterprises' gas utilities and ENGI. The buyers ship the gas they purchase from BGI to their operations located in the northeastern part of the United States through the facilities of U.S. pipeline companies.

          b. KeySpan Energy Trading Services LLC ("KETS"). KETS, a New York limited liability company and wholly-owned subsidiary of Keyspan, is a broker of electricity and gas on behalf of the Long Island Power Authority ("LIPA"). Specifically, the services provided by KETS include energy supply portfolio management, risk management and associated administration and billing, and, as agent for LIPA, KETS is responsible for (a) the purchase from third parties of additional capacity and energy that LIPA needs to serve its customers, (b) the off-system sale of LIPA's energy which it does not require to meet the needs of its system customers; and (c) fuel procurement, delivery, storage and management to meet LIPA's obligations to provide fuel to its electricity supplier to generate power to provide LIPA for its retail and wholesale customers.31

          c. KeySpan Energy Supply, LLC ("KE"). KE, a Delaware limited liability company and wholly-owned subsidiary of KeySpan, is engaged in energy brokering activities (I.E., it acts as an intermediary and does not take title to energy). Specifically, it manages the purchases of gas and electricity as agent for customers of KeySpan Energy Services, Inc. and KeySpan Energy Management, Inc. KE, as KRS' agent, also manages KRS' purchases of its fuel supply for the Ravenswood Facility and manages the bidding of KeySpan-Ravenswood Inc.'s power sales into wholesale electricity markets.32 KE does not engage in gas marketing or brokering activities with its affiliated gas utilities.

7.         Technical Operation and Maintenance Services

          a. KeySpan Electric Services LLC ("KES"). KES is a New York limited liability company and wholly-owned subsidiary of KeySpan which, pursuant to a contract, provides day-to-day operation and maintenance services and construction management services to the LIPA for LIPA's transmission and distribution facilities located on Long Island, New York ("T&D Facilities"). In addition, KES provides management and administration services to LIPA for its interests in the Nine Mile Point Unit 2 nuclear facility ("NMP2"). KES's services are subject to the overall direction of LIPA and LIPA maintains control over major decisions.33 In 1998, LIPA acquired the T&D Facilities and NMP2 interests from the Long Island Lighting Company ("LILCO") in a contemporaneous transaction related to the combination of LILCO and KEC which resulted in KeySpan's indirect acquisition of LILCO's non-nuclear generation assets. LIPA entered into the services arrangement with KES since it was a beneficiary of the experience and expertise developed by LILCO in operating the T&D Facilities and NMP2. The services

--------------------
30 SEE Rule 58 (b)(1)(v).

31 ID.

32 ID.

33 KES is not an electric utility company under PUHCA. SEE BL HOLDING CORP., Holding Co. Act Release No. 26875 at 5 fn. 8 (May 15, 1998).

     KES provides to LIPA include performance of routine and emergency facility additions and improvements, customer connections and disconnections, construction of new facilities, supervision of routine and major capital improvements, preparation of proposed budgets and monitoring LIPA approved capital and operating budgets, load and energy forecasts, long range and short range system and strategic plans, management and repair or modification activities associated with public works projects and emergency response activities for events affecting LIPA's facilities.34

          b. KeySpan-Ravenswood Services Corp. ("KRS"). KRS, a New York corporation and wholly-owned subsidiary of KeySpan, was created in June of 1999 in connection with KeySpan-Ravenswood Inc.'s ("KeySpan-Ravenswood") acquisition of the Ravenswood Facility (as defined in Section 10 below).35 KRS is primarily engaged in providing day-to-day operation and maintenance services to KeySpan-Ravenswood for the Ravenswood Facility, subject to KeySpan-Ravenswood's overall direction and control. KRS also provides, at no charge, small amounts of electricity to Con Edison and provides day to day operation and maintenance services to Con Edison for its steam plant located at the site of the Ravenswood Facility; the provision of these services was a condition of Con Edison's sale of the Ravenswood Facility to KeySpan-Ravenswood. Con Edison sells the steam produced at the plant to its steam distribution customers located in New York. KRS employees include Con Edison employees which were transferred to KRS at the time KeySpan-Ravenswood acquired the Ravenswood Facilities. KRS does not own any electric or steam facilities.36

8. Service Companies

          a. KeySpan Corporate Services LLC ("KCS"). KCS, a New York limited liability company and wholly-owned subsidiary of KeySpan, provides a variety of traditional corporate administrative services to KeySpan and its subsidiaries. The services KCS provides include general supervision, corporate planning, and providing centralized services including the following activities: human resources planning and administration; accounting; financing and treasury services; insurance and risk management; regulatory and governmental relations;

----------------
34 SEE Rule 58 (b)(1)(vii).

35 KeySpan-Ravenswood, Inc. is an exempt wholesale generator under Section 32 of the Act and is described more fully in Section 10 below.

36 SEE Rule 58 (b)(1)(vii). Moreover, in NEW CENTURY ENERGIES, INC., Holding Co. Act Rel. No. 26-748 (Aug. 1, 1997), the Commission permitted a company that intended to register as a holding company to retain a non-utility subsidiary that provided operation and maintenance services to generation facilities in which the holding company owned an interest and non-associated companies. Accordingly, independent of Rule 58, KSR is retainable with respect to its operation and maintenance activities because it is like the company in NEW CENTURY ENERGIES, INC. Finally, KRS also provides small amounts of electricity to Con Edison, which is an energy marketing activity within the meaning of Rule 58 (b)(1)(v). In addition, KRS also provides day to day operation and maintenance services to Con Edison for its steam distribution plant located in New York adjacent to the EWG's facilities. Rule 58(b)(1)(vi) defines the following as an energy related activity: the production, conversion, sale and distribution of thermal energy, including steam, and the servicing of thermal energy facilities. Although KRS does not own the steam plant or itself sell steam, the operation and maintenance services it provides for the steam facilities are Rule 58 (b)(1)(vi) activities.

          corporate communications and external relations; consumer outreach and education; information systems and technology; materials management and procurement; legal services; call center operations; corporate and strategic planning; internal auditing; billing and payment processing; budget administration; security services; fleet management and maintenance; and, building design, maintenance and management of buildings owned or lease by affiliates. In a separate application filed with the Commission, KeySpan has requested Rule 88 approval of KCS as a service company for the registered holding company system.

          b. KeySpan Utility Services LLC ("KUS"). KUS, a New York limited liability company and wholly-owned subsidiary of KeySpan, provides the following services only to KeySpan New York, KeySpan Long Island, KeySpan Electric Services LLC, KeySpan Energy Trading Services LLC and KeySpan Generation LLC: gas and electric transmission and distribution system planning; gas supply planning and procurement; marketing services (I.E., planning, administration and support); research and development services; and meter repair operations. In a separate application filed with the Commission, KeySpan has requested Rule 88 approval of KUS as a service company for the registered holding company system.37

9. Mining Company

                         Marquez Development Corporation ("MDC"). KeySpan owns a
                    75% interest in Marquez Development Corp. ("Marquez"), a New York corporation, which owns an inactive uranium mill and mine in New Mexico, however, the uranium was never mined. Marquez's facilities are currently in the process of being dismantled.38

10.        Exempt Wholesale Generators

                         KeySpan-Ravenswood,     Inc.    ("KeySpan-Ravenswood").
                    KeySpan-Ravenswood, , a New York corporation and wholly-owned subsidiary of KeySpan, is an EWG pursuant to
                    Section 32 of the Act.39 Keyspan-Ravenswood owns and/or leases and operates an approximately 2,168

-----------------
37 Prior to registration or shortly thereafter, KeySpan anticipates acquiring Montrose Surveying Co, Inc. as an additional direct, wholly-owned, non-utility subsidiary, which will be renamed KeySpan Engineering & Survey Inc. ("KENG"), and will be a service company that provides general engineering services to the companies within the KeySpan system. KENG is described in greater detail in the Omnibus Application and such description is incorporated herein by reference.

38 The interest in Marquez was originally purchased by LILCO in the 1970's as a potential fuel supply source for its nuclear generation facilities. KeySpan acquired the Marquez interest as part of its acquisition in 1998 of certain of LILCO's generation and gas assets. The Commission has approved registered holding company investments in companies involved in fuel and fuel-related interests, including the ownership of mines that are a source of fuel for a utility system. SEE NORTH AMERICAN CO., 11 SEC 194 (1942), AFF'D, 133 F. 2d 148 (2d Cir. 1943, AFF'D ON CONSTITUTIONAL ISSUES, 327 U.S. 686 (1946); SEE ALSO 1995 Report at 82; SYSTEM FUELS, INC. Holding Co. Act Release No. 20441 (March 9, 1978) (authorizing a uranium exploration program to assure an adequate supply of uranium); SEE ALSO 1995 Report at 83.

39 SEE Section 32 of the Act and Rule 53.

                         megawatt  electric   generating   facility  located  in
                    Queens, New York ("Ravenswood Facility"). KeySpan-Ravenswood acquired the Ravenswood Facility from The Consolidated Edison Company of New York, Inc. ("Con Edison") in June of 1999 as part of Con Edison's divestiture of its generation assets. KeySpan-Ravenswood sells energy, capacity and ancillary services at wholesale.

11.        Infrastructure Service Companies

                         KeySpan   Services  Inc.   ("KSI").   KSI,  a  Delaware
                    corporation and wholly-owned subsidiary of KeySpan, is a holding company of fifteen (15) wholly-owned, direct non-utility subsidiaries which are engaged in the following infrastructure service businesses: the ownership of telecommunication equipment; the design and development of energy plants for large industrial and institutional customers; the installation and maintenance of heating and central air-conditioning systems; providing a wide range of appliances services for residential customers and small business customers; providing plumbing and engineering services; and marketing gas and retail electricity. The activities of the KSI subsidiaries are conducted as an integrated business and analyzed as a group. The chart set forth below is provided to demonstrate the portion of the business of KSI's companies (by company and in the aggregate) that are engaged in Rule 58 energy related activities and other infrastructure service functions that are energy related. The revenues of the KSI companies are predominantly derived from energy related activities and the companies are comparable to similar infrastructure service companies that the Commission has permitted registered holding companies to retain either by rule or order.

------------------------------------------------------------------------------------------------------------------------------------
                                                  KEYSPAN ENERGY SERVICES, INC. AND SUBSIDIARIES
                                                        TWELVE MONTHS ENDED JUNE 30, 2000
------------------------------------------------------------------------------------------------------------------------------------
AFFILIATE40                                                 PERCENTAGE OF REVENUES FROM THE FOLLOWING ENERGY RELATED FUNCTIONS
                                        --------------------------------------------------------------------------------------------
                                             EQUIPMENT           SERVICE &                                       TELECOM)45    TOTAL
                                                                                ENERGY      PROFESSIONAL
                                        INSTALLATION41       MAINTENANCE42      SALES43       SERVICES44
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Management, Inc.                  78              8                10              4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------
40 Binsky & Snyder, Inc, and Binsky & Snyder Service, Inc. were acquired by KSI as of July 1, 2000.  Accordingly, revenue percentages for each such company is not included herein.

41 Installation of heating, ventilating, hot water and air conditioning systems and equipment.

42 Routine and emergency service and repair of boilers, air conditioners, and other energy equipment.

43 Marketing of natural gas and electricity to customers.

44 Provision of multi-disciplined
engineering services.

45  Construction,  operation and maintenance of fiber optic networks  throughout
Long Island and New York City.

                                       11


KeySpan Engineering Associates, Inc.                                                            100
-----------------------------------------------------------------------------------------------------------------------------------
R.D. Mortman LLC                                 93              7
-----------------------------------------------------------------------------------------------------------------------------------
Delta KeySpan, Inc.                             100
-----------------------------------------------------------------------------------------------------------------------------------
Roy Kay, Inc.                                   100
-----------------------------------------------------------------------------------------------------------------------------------
Roy Kay Electrical, Inc.                        100
-----------------------------------------------------------------------------------------------------------------------------------
Roy Kay Mechanical, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
WDF, Inc.                                        98              2
-----------------------------------------------------------------------------------------------------------------------------------
Paulus Sokolowski & Sartor                                                                      100
-----------------------------------------------------------------------------------------------------------------------------------
Fritze KeySpan                                   67             33
-----------------------------------------------------------------------------------------------------------------------------------
Active Conditioning Corp                        100
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Solutions                         29             71
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Plumbing Solution, Inc.                 100
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Energy Services                                                          100
-----------------------------------------------------------------------------------------------------------------------------------
KeySpan Communications                                                                                            100
-----------------------------------------------------------------------------------------------------------------------------------
4th Avenue Enterprise Piping                    100
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL PERCENTAGE                                 55             11                28              5                 1          100%
-----------------------------------------------------------------------------------------------------------------------------------

                         KeySpan  anticipates  that the  proportion  of business
                    that the KSI group  will  conduct  in the near  future  will result in approximately the same percentage of revenues. More detailed descriptions of each of KSI's subsidiaries are described below. In most cases, the businesses of the subsidiaries qualify as Rule 58 energy related companies. KeySpan requests that the Commission reserve jurisdiction over the retention pursuant to Section 11(b)(1) of the Act of KSI and its subsidiaries. KeySpan will file a post-effective amendment by June 30, 2001, seeking to justify its retention of KSI and its subsidiaries pursant to
                    Section 11(b)(1) and if the Commission should subsequently order the divestiture of all or any part of KSI's assets, activities or subsidiaries, KeySpan requests that it be allowed to take appropriate actions to effect such sale within three years after such order.

          a. KeySpan Communications Corp. ("KCC"). KCC, a New York corporation and wholly-owned subsidiary of KSI, owns an approximately 400-mile fiber optic network on Long Island and in New York City. KCC constructs and operates fiber optic networks and transportation facilities. Currently, KCC's fiber optic network serves several unaffiliated local, long distance and transatlantic telephone carriers (such as AT&T and MCI) under long and short term leases. KCC also has a contract with its affiliate, KCS, pursuant to which portions of the fiber optic network is used by KCS to serve the telecommunications needs (E.G., internal voice and date transmission requirements) of KeySpan and certain of its utility and non-utility subsidiaries.

          b. KeySpan Energy Management, Inc. ("KEMI"). KEMI, a New York corporation and wholly-owned subsidiary of KSI, is the holding company of two wholly-owned non-utility subsidiaries which are engaged in the design and operation of energy systems for large-scale residential and commercial facilities, and providing energy-related services to clients in the New

     York metropolitan area. The customers consist of industrial or large commercial and institutional entities, including hospitals, universities, hotels and municipal authorities, such as the New York City Housing Authority. Energy related services include: the review of existing utility needs (I.E., electric, power supply and heating, ventilation, and air conditioning ("HVAC") systems); the design and recommendation of new efficient systems; and the installation and construction of power supply and HVAC systems, boilers and burners. KEMI's subsidiaries are (i) KeySpan Engineering Associates, Inc., a New York professional engineering corporation, which reviews, and provides recommendations with respect to, the power supply needs of its large commercial, industrial and institutional customers and designs efficient, new power supply systems, such as cogeneration facilities; and (ii) R.D. Mortman, LLC which installs and services burners and boilers and designs, builds, installs and services HVAC systems. None of these companies provide services or goods to their affiliates.

          c.  KeySpan  Energy  Services,   Inc.   ("KESI").   KESI,  a  Delaware
     corporation and wholly-owned subsidiary of KSI, is a gas and retail electricity marketer.46 It buys and sells gas to residential, commercial and industrial customers located in the Northeastern United States. It does not provide any services or goods to its affiliates.47

          d. KeySpan Energy Solutions, LLC ("KeySpan Solutions"). KeySpan Solutions, a New York limited liability company and wholly-owned subsidiary of KSI, provides service and maintenance for heating equipment, water heaters, central air conditioners and gas appliances and offers safety products and services to residential and small commercial gas customers. The safety products and services include: safety inspections and repair services; energy assessment and energy related safety checks, such as carbon monoxide and faulty equipment wiring; products to promote safe energy use, increase energy efficiency or provide energy related information, such as carbon monoxide, smoke and fire detectors and fire extinguishers. KeySpan Solutions also wholly owns the following subsidiary:

                    KeySpan Plumbing Solutions, Inc., a New York corporation, provides piping and plumbing maintenance services associated with the installation of gas heating, systems principally with regard to boiler and hot water heater installations. These services are provided to residential and small commercial customers located in the New York Metropolitan area. It does not provide any services or goods to its affiliates.

          e. Fritze KeySpan, LLC ("Fritze"). Fritze, a Delaware limited liability company, designs, builds, installs and services HVAC systems for small commercial and residential customers in North and Central New Jersey. It does not provide any services or goods to its affiliates.

          f. Delta KeySpan, Inc. ("Delta"). Delta, a Delaware corporation, designs, builds and installs HVAC systems primarily for commercial customers in Rhode Island and the New England region. It does not provide any services or goods to its affiliates.

------------------------
46 It sells electricity to a limited number of retail customers.

47 SEE Rule 58 (b)(1)(v).

          g. Active Conditioning Corp. ("Active"). Active, a New Jersey corporation, is engaged in installing and maintaining boilers and HVAC systems for residential and commercial customers located in New Jersey. It does not provide any services or goods to its affiliates.

          h. Fourth Avenue Enterprise Piping Corp. ("FAEP"). FAEP, a New York corporation is engaged in installing and maintaining boilers and HVAC systems for commercial and institutional customers located in New York. It does not provide any services or goods to its affiliates.

          i. Paulus, Sokolowski & Sartor, Inc. ("PSS"). PSS' operations are designed to provide clients a full array of energy related engineering services. The firm is structured to provide front end services such as engineering studies, permitting and design. Accordingly, the services provided by PSS are as follows: (a) mechanical and electrical engineering which consists of system analysis (heating, ventilating, air-conditioning, humidification/dehumidification, power distribution, grounding, lighting, plumbing and fire protection); programming and planning services (energy studies, utility consumption analysis and planning, equipment analysis, utility analysis and planning, analysis of existing layouts and functional relationships, and analysis of system performance); design services (energy management systems, office environments (lighting, HVAC), equipment installations/modifications and permitting); and construction phase services (observation and evaluation of construction, contract administration and drawings review); (b) civil engineering and survey which consists of regulatory compliance and permitting, land use and surveys, site utility master planning, storm water management, roadway design, pavement evaluation/rehabilitation, and subdivision plans and applications;
     (c) sanitary engineering which consists of sanitary and chemical sewage systems, wastewater treatment systems (including planning and design of waste gas to energy facilities), water supply systems, sludge handling, industrial facility design, construction phase services and water quality services; (d) architecture and facilities planning which consists of architectural planning and design (feasibility studies, site evaluation/selection/planning, zoning assistance, new building renovations/modifications, construction phase services, project budget and planning and code compliance); and interior design and facility planning (interior design, space analysis, facilities planning and management, lighting design, signage programs and space planning); (e) environmental engineering which consists of soil investigations, groundwater studies, regulatory compliance review, regulatory compliance and permitting, solid waste management, environmental audits, site remediation, spill prevention, air sampling and monitoring, air quality permitting, environmental impact statements and underground storage tank analysis; (f) geotechnical engineering which consists of surface and subsurface investigations, foundation analysis and design, pavement evaluation and design, soil mechanics, geophysical analysis, evaluation and design of retaining structures, landfill site investigations and forensic investigations; and
     (g) structural engineering which consists of existing building investigations and analysis, foundation design, high-rise construction design, structural steel design, wood construction design, bid review, construction inspections, cost estimating, seismic analysis and field investigations.

                For the twelve months ended June 30, 2000, the percentage of PSS' total revenue generated by each of the foregoing categories of services
were  as  follows:   mechanical
     and electrical engineering - 20.10%; civil engineering and survey - 25.84%; architectural and facilities planning - 6.36%; environmental engineering - 24.48%; sanitary engineering - 6.30%; geotechnical engineering - 7.32%; and structural engineering - 9.60%.


                PSS' clients consist of large and industrial customers, such as utilities, corporate offices, hotels, laboratories, warehouses, pharmaceutical companies, hospitals, universities and power plants. PSS does not provide any services or goods to its affiliates. PSS serves as a general environmental and engineering consultant to major utility companies in New Jersey. These clients include PSE&G, GPU, Conectiv, and New Jersey Natural Gas. For example, for over ten years PSS has provided environmental and engineering consulting services for various generation and transmission facilities under a multi-year contract to PSE&G. Services including environmental permitting and professional planning; air quality engineering and permitting; wetlands and general environmental analysis; and water quality engineering and permitting. PSS also provides engineering and environmental consulting services to GPU Energy on a contract basis. PSS responds to GPU Energy's requests for a variety of specific services including, but not limited to, the preparation of Environmental Assessments of projects presented to the Board of Public Utilities (BPU), expert testimony for BPU Applications, wetland delineation and permitting, waterfront development permitting, US Army Corp of Engineers permitting, as well as geotechnical, structural and civil engineering services. PSS has provided these services to GPU Energy for approximately ten years.48 PSS has also provided environmental and full-service engineering services to Conectiv and its subsidiaries on a variety of projects over the past several years. Projects located in Atlantic City include the Midtown Thermal Plant, a thermal line running along the beach and Boardwalk and the Marina Thermal Plant. Also, PSS has provided

----------------------
48 Examples of GPU projects in which PSS participated are as follows. THE FRENEAU - TAYLOR LANE TRANSMISSION PROJECT - With respect to this project, PS&S completed an environmental assessment and prepared expert testimony in support of a GPU's application to the New Jersey Board of Public Utilities for the 6 1/2 mile 69kV transmission line. Approximately four miles of the transmission line project is proposed as an underground facility. In preparation for applicable wetland permits applications, PS&S is managing production of historic and archaeological investigations and has completed wetland delineations for the transmission line and associated substation expansion. PLEASANTVILLE - NEW BRUNSWICK FIBER OPTIC CABLE - PSS' role in this project was to prepare applications on behalf of GPU Telecom Services, Inc. to the New Jersey Department of Environmental Protection (NJDEP) and the US Army Corps of Engineers to obtain permits for the construction of a fiber optic cable across numerous tidal waterbodies along the New Jersey coast. PSS produced survey information regarding each of these crossings to facilitate GPU's placement of the fiber optic cable on Conectiv's transmission and distribution system. PSS also worked to manage and coordinate the agency reviews so as to obtain the permits in a timely manner given a compressed project schedule. CENTRAL JERSEY TRANSMISSION RELIABILITY PROJECT - On this project, PSS completed preliminary and final environmental assessments and expert testimony for two-230kV transmission circuits totaling 9 miles. PSS also obtained necessary NJDEP wetlands permits including assessments regarding the presence of endangered plant species proximate to a substation expansion.

environmental and engineering services to a PSE&G/Conectiv joint venture for a thermal plant in Essex County, New Jersey. 49

          j. WDF, Inc. ("WDF"). WDF, a New York corporation, provides mechanical contracting services to large scale commercial, institutional and industrial customers in the New York area. Its services are primarily the design, construction, alteration, maintenance and repair of plumbing and HVAC systems including related piping installation and welding. It does not provide any services or goods to its affiliates.


          k. Roy Kay, Inc. ("RKI"). RKI, a New Jersey corporation, is primarily engaged in providing mechanical and electrical services to commercial, industrial and institutional customers such as the New York City Housing Authority and New York State Dormitory Authority. RKI installs and renovates HVAC systems, as well as oil and gas burners. Its services include the installation of all piping equipment, as well as the design and fabrication of piping and sheet metal for its mechanical contracting services. Sometimes in connection with the mechanical and electrical contracting services it provides, RKI will also engage in general contracting services which are incidental to a given mechanical or electrical contracting project upon which it is working. For example, RKI is currently involved in 15 mechanical and electric contracting projects and only 6 of those projects involve RKI also providing general contracting services. The general contracting services relate to the structures in which RKI is installing or servicing HVAC systems and consists of observation and evaluation of the specific projects, contract administration, drawings review, selection and supervision of subcontractors, vendors and suppliers, procurement activities, and permitting and licensing. In the future, RKI intends to continue to predominantly provide electrical and mechanical contracting services and only engage in general contracting services that are incidental and necessary in connection with its HVAC activities. It does not provide any services or goods to its affiliates.

          l. Roy Kay Electrical Company ("RK Electrical"). RK Electrical is a New Jersey corporation that is licensed to perform electrical contracting work both in New York and New Jersey. RK Electrical's services include installing and upgrading the wiring and power supply of buildings for commercial, institutional and industrial customers such as the New York City Housing Authority and New York State Dormitory Authority.50 It does not provide any services or goods to its affiliates.

          m. Roy Kay Mechanical, Inc. ("RK Mechanical"). RK Mechanical is engaged in the installation and renovation of sprinkler systems and fire suppression systems in New York and New Jersey which are necessary to put out fires which may be the result of, INTER ALIA, faulty electrical wiring or other electrical problems.51 Its services include piping fabrication for its systems for commercial, institutional and industrial customers such as the New York City Housing Authority and New York State Dormitory Authority. It does not provide any services or goods to its affiliates.

----------------
49 The Commission has previously authorized registered holding companies to retain and acquire companies engaged in consulting and engineering services. WPL HOLDINGS, INC. Holding Co. Act Release No. 26856 (April 14, 1998); CENTRAL AND SOUTH WEST SERVICES, Holding Co. Act Release No. 26898 (July 21, 1998). In WPL, the Commission permitted the retention of non-utility companies that provided a wide range of environmental consulting and engineering services, such as management services for solid waste management, hazardous waste management, industrial health safety, strategic environmental management services and facility and process design. In CENTRAL, the Commission approved a registered holding company's ownership of a company engaged in engineering and environmental services relating to consulting and design engineering, environmental and occupational health permitting, and environmental and occupational health management systems.

50 SEE GPU, INC. (The Commission authorized acquisition of a company which, INTER ALIA, provides commercial and industrial services consisting of electrical, mechanical and maintenance contracting, including construction activities such as the installation of complete electrical systems wiring for utilities and commercial and industrial facilities).

          n. Binsky & Snyder, Inc. ("BSI"). BSI, a New Jersey corporation, is engaged in installing HVAC systems for commercial and industrial customers located primarily in New Jersey.

          o.  Binsky  &  Snyder  Service,  Inc.  ("BSSI").   BSSI,a  New  Jersey
     corporation, is engaged in the servicing and maintenance of HVAC systems for commercial and industrial customers located primarily in New Jersey.

12.        Energy Technology Companies


                KeySpan Technologies Inc. ("KT"). KT is a New York corporation, and wholly-owned subsidiary of KeySpan, involved in developing, demonstrating, marketing, operating and maintaining, for residential and institutional customers, fuel cells that utilize natural gas.52 Its industrial customers include hospitals and chemical companies located in New York.

13.        ETCs


                KeySpan MHK, Inc. ("KMHK"). KMHK, a Delaware corporation, currently owns an approximately 18.2% equity interest in MyHomeKey.com, Inc. ("MHK").53 MHK, a Delaware corporation, has been created to establish and maintain an Internet-based website which will serve as (1) a national platform for local websites offering energy and home-related goods and services and (2) a contractor for energy and home-related services from goods and services providers of national scope.54 On November 3, 2000, MHK applied to the Federal

-----------------
51 SEE CONSOLIDATED NATURAL GAS CO., Holding Co. Act Release No. 26757 (August 27, 1997) ( The Commission has authorized registered holding companies to retain businesses engaged in selling safety products and services, including such products as smoke and fire detectors and fire extinguishers, finding such services and products to be energy related).

52 SEE Rule 58 (b)(1)(iv).

53 KMHK acquired its interest in MHK in late March of 2000. KMHK's approximate 18.2% equity interest is calculated as of April 18, 2000, on a fully diluted basis, assuming the conversion of all issued and outstanding convertible preferred stock of MHK and the exercise of all outstanding stock options.

54 MHK will act as a national website which incorporates software and software integration systems which can be accessed by local websites operated by MHK licensees. It is intended that MHK licensees will be energy companies throughout the United States, each of which will be allocated an exclusive geographic territory. Each licensee will

Communications Commission ("FCC") for certification as an exempt telecommunications company ("ETC") under Section 34 of the Act.55 During the pendency of its application, MHK is deemed to be an ETC. Accordingly, MHK, and KMHK as an investor/licensee of MHK, are retainable under the Act.


                If the FCC denies MHK's application, KeySpan commits to make a filing with the Commission by June 30, 2001, explaining why it should be permitted under the Act to retain its interests in MHK and KMHK.56

14.        Inactive Companies57

          a. Solex Production Limited ("Solex"). In October of 2000, Solex Production Limited, a Canadian corporation and wholly owned subsidiary of KEDC, sold all of its interests in the Nipisi oil and gas field located in western Canada and no longer operates the field. Solex is currently in the process of winding down its business affairs and will be dissolved as soon as practicable.

------------------
establish and maintain its own website which will
be accessed through the MHK master site. With the combined functionality of the national and local websites, the users of the MHK licensees' websites will be able to access a wide variety of services, including (i) identifying and scheduling local and national providers of routine and emergency energy and home-related services (plumbing; HVAC installation, maintenance and repair; roofing; carpet cleaning; security system installation and monitoring; etc.);
(ii) purchasing and scheduling installation of home appliances; (iii) monitoring and remotely controlling energy usage and the home environment; (iv) purchasing energy through links with other websites; (v) paying utility and other bills;
(vi) monitoring community calendars (E.G., civic events, governmental meetings, Little League games); (vii) making reservations and purchasing tickets for local activities (E.G., restaurants, movies, sporting events); and (viii) managing residential relocations. MHK will operate and maintain the national website, and will have responsibility for making arrangements with national service providers. The MHK licensees will operate and manage their local websites, and will have responsibility for making arrangements with local services providers and local communities. Responsibility for promoting the website nationally will rest with MHK. Responsibility for promoting the co-branded website within a licensee's geographic territory will be divided between MHK and the licensee. KMHK has entered into a license agreement with MHK pursuant to which KMHK will develop, operate and maintain a local website featuring KeySpan companies. The local websites will be co-branded" so that, in the case of KeySpan, the local website will be known as "KeySpan MyHomeKey." KMHK's license agreement with MHK designates six states as KMHK's geographic territory (I.E., New York, New Jersey, Connecticut, Massachusetts, New Hampshire and Rhode Island).

55 Section 34 of the Act deems ETCs to be functionally related to a registered holding company's business.

56 SEE EXELON CORPORATION, Holding Co. Act Rel. No. 35-27256 (Commission required holding company to cause non-utility holding company subsidiaries to apply for ETC status by June 30, 2001, or make a filing by that date explaining why such companies were retainable under the Act).

57 In the event that KeySpan seeks to reactivate any of the inactive companies listed below, KeySpan commits to file a post-effective amendment seeking authorization to engage in the proposed activities if such authorization is required under PUHCA or the Commission's rules thereto.

          b. GEI Development Corp. ("GEI"). GEI, a Delaware corporation and wholly-owned subsidiary of KEC, is the successor company to, and holds the outstanding obligations of, Gas Energy Inc. and Gas Energy Cogeneration Inc., which owned interests in several QFs. The QF interests were sold to Calpine Corporation in December 1997. GEI is currently in the process of winding down its business affairs and will be dissolved as soon as practicable.

          c. Island Energy Services Company, Inc. ("Island Energy"). KeySpan owns a 70% interest in Island Energy, a New York corporation. Island Energy is an inactive company which owns no assets.

II.        Eastern's Subsidiaries

                Eastern, through its direct and indirect subsidiaries, engages in energy related businesses and such subsidiaries are described below.

1.         Rule 52(b) Gas Related Companies


               Transgas Inc. ("Transgas"). Transgas is an unregulated energy trucking company, which provides over-the-road transportation of LNG, propane and other commodities to companies in the United States.58 Transgas is the nation's largest over-the-road transporter of LNG.

2.         Real Estate Activities

               a. Eastern Rivermoor Company, Inc. ("ERC"). ERC holds title to real estate used by Boston Gas Company (Eastern's utility subsidiary) in its operations (E.G., for service centers, garages, ETC.).59

               b.  PCC Land  Company,  Inc.  holds  title  to real  property  in
          Pennsylvania   that  was  the  site  of  a  coke  plant   operated  by
          Philadelphia Coke Co., Inc., an associate company that is now inactive.60 KeySpan requests that the Commission reserve jurisdiction pursuant to Section 11(b)(1) of the Act over the retention of PCC. KeySpan will file a post-effective amendment by June 30, 2001, seeking to justify its retention of PCC pursuant to Section 11(b)(1) and if the Commission should subsequently order the divestiture of all, or any one or part of, PCC or its assets or activities, KeySpan requests that it be allowed to take appropriate actions to effect such sale within three years after such order.

3.         HVAC Companies

--------------------

58 SEE Rule 58 (b)(2)(ii); CONSOLIDATED NATURAL GAS COMPANY, ET AL., Holding Co. Act Release No. 26363 (August 28, 1995).

59 SEE UNITIL CORPORATION, Holding Co. Act Release No. 25524 (Apr. 24, 1992).

60 ID.

               ServiceEdge Partners, Inc. ("ServiceEdge"). ServiceEdge offers heating, ventilation and air conditioning services, primarily to residential customers in eastern Massachusetts.61

4.         Meter Companies


               AMR Data Corporation ("AMR"). AMR provides customized metering equipment and performs automated meter reading services to municipal utilities.62

5.         Civic Investments

                KeySpan requests that the Commission reserve jurisdiction over the retention pursuant to Section 11(b)(1) of the Act of the following companies. KeySpan will file a post-effective amendment by June 30, 2001, seeking to justify its retention of these subisidiaries pursuant to Section 11(b)(1) and if the Commission should subsequently order the divestiture of all, or any one or part of, the subisidiaries or their assets or activities, KeySpan requests that it be allowed to take appropriate actions to effect such sale within three years after such order.

     a.  Eastern   Enterprises   Foundation   ("EEF").   EEF  makes   charitable
contributions.63

     b. Eastern Urban Services, Inc. ("EUS"). EUS, beginning in the 1960s, invested in a number of limited partnerships which acquired, rehabilitated and operated existing low-income housing projects for which Federal financing was available. Only one of these partnerships, Amiff Housing Associates, continues to operate.64

     c. Eastern Associated Securities Corp. ("EASC"). EASC was formed to hold investment securities.65

6.         Inactive Companies66

-----------------
61 SEE Rule 58(b)(1)(iv).  SEE ALSO CONECTIV, SUPRA. AND CINERGY, SUPRA.

62 SEE NEW CENTURY  ENERGIES,  INC.,  Holding Co. Act Release No. 26748 (Aug. 1,
1997); CENTRAL AND SOUTH WEST CORP., Holding Co. Act Release No. 26250 (March 14, 1995); and APPALACHIAN POWER CO., Holding Co. Act Release No. 26639 (January 2, 1997).

63 The Commission has permitted registered holding companies to make and retain investments that are passive and/or DE MINIMIS in civic, charitable, and economic development ventures, including investments in venture capital partnerships, that are important to the responsibilities of good corporate citizenship. SEE WPL HOLDINGS, Holding Co. Act Release No. 26856 (April 14,
1998);  AMEREN  CORPORATION,  Holding Co. Act Release No.  26809  (December  30,
1997).

64 ID.

65 ID.

66 In the event that KeySpan seeks to reactivate any of the inactive companies listed below, KeySpan commits to file a post-effective amendment seeking authorization to engage in the proposed activities if such authorization is required under PUHCA or the Commission's rules thereto.

                The following direct and indirect subsidiaries of Eastern (other than direct and indirect subsidiaries of Midland) are inactive and have no material assets:

o          Eastern Energy Systems Corp.

o          Mystic Steamship Corporation

o          Philadelphia Coke Co., Inc.

o          Water Products Group Incorporated

o          Western Associated Energy Corp.

o          CGI Transport Ltd. (an indirect subsidiary of Colonial Gas Company)

7.         Barge Companies

                Midland Enterprises, Inc. ("Midland")67 is a non-utility holding company engaged, through wholly owned subsidiaries, in activities primarily consisting of operating a fleet of towboats, tugboats and barges which transport a variety of commodities including stone, grain, sand, scrap, coal, steel, coke; performing repair work on marine equipment; operating coal dumping and other river terminals and a ship loading terminal for phosphate rock; and provide refueling and barge fleeting services. Midland's subsidiaries are as follows:

               a. The Ohio River Company ("ORCO"), the largest of Midland's subsidiaries in terms of tonnage transported, operates a fleet of towboats and barges, principally on the Ohio River and certain of its tributaries and the commodities it transports consist of coal used by electric utilities and other non-utility customers, stone, grain, sand, scrap, steel, coke and other commodities.

               b. The Ohio River Company Traffic Division, Inc. which provides sales and customer services to ORCO and its affiliated barge lines.

               c. Orgulf Transport Co. which operates a fleet of towboats and barges principally on the Mississippi and Ohio Rivers and the Illinois Waterway, transporting coal used by electric utilities and other non-utility customers, stone, grain, scrap and other commodities.

----------------
67 Midland files annual and other periodic reports with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934. SEE File No. 2-39895.

               d. Orsouth Transport Co. which operates principally on the Tennessee-Tombigbee and Gulf Intracoastal Waterways, and on the Black Warrior and Mississippi Rivers, transporting primarily coal and steel related commodities.

               e. Red Circle Transport Co. which is primarily engaged in the offshore transportation of phosphate rock in the Gulf of Mexico and grain from Louisiana to Puerto Rico.

               f. Capital Marine Supply, Inc. which leases and operates barge fleeting facilities near New Orleans, Louisiana, and provides port services on the Mississippi River.

               g. Chotin Transportation, Inc. charters barges which are operated by affiliated barge lines.

               h.  Eastern   Associated   Terminals  Company  which  operates  a
          rail-to-vessel fertilizer and phosphate rock terminal in Tampa, Florida.

               i. Federal Bridge Lines, Inc. owns riparian land in Louisiana.

               j. River Fleets, Inc. operates a terminal on the Tennessee River and barge fleeting facilities on the Mississippi and Tennessee Rivers.


               k. Hartley Marine Corp. operates shipyard facilities at Paducah, Kentucky, sells fuel to towboats on the Ohio River, operates cargo transfer facilities on the Ohio and Tennessee Rivers, and provides towing services principally on the Ohio River and its tributaries; Minnesota Harbor Service, Inc. leases barge mooring sites in the Port of St. Paul, Minnesota.

               l. The Ohio River Terminals Company owns and operates a coal dumping facility in Huntington, West Virginia.

               m. Port Allen Marine Service, Inc. is an inactive company which formerly operated a shipyard at Brusly, Louisiana.

               n. West Virginia Terminals, Inc. leases an inactive coal dumping terminal in Kenova, West Virginia.

                KeySpan recognizes that the activities of Midland and its subsidiaries do not satisfy the standard for retention by a registered gas utility holding company under Section 11(b)(1) of the Act because they consist predominantly of barge transportation activities, and the hauling of commodities (E.G., grain and rocks) to unaffiliated parties, that are unrelated to KeySpan's gas utility business. Moreover, although coal is transported by some of the Midland companies, it is unrelated to KeySpan's electric utility business (I.E., KeySpan Generation) because fossil fuels other than coal are used to operate the plants. Accordingly, KeySpan requests that any order that the Commission issues which approves the Transaction but requires KeySpan to divest of Midland pursuant to Section 11(b)(1) of the Act permits KeySpan to take the appropriate actions to effect the sale of all of its interests in Midland, its subsidiaries and assets, within three years after the Transaction is consummated.

III.       EnergyNorth's Non-Utility Subsidiaries

                EnergyNorth, through its direct and indirect subsidiaries, engages in energy related businesses and such subsidiaries are described below.

1.         Energy Marketers


                EnergyNorth Propane, Inc. ("ENPI"). ENPI sells propane to approximately 15,300 customers in more than 150 communities located primarily within a 50-mile radius of Concord, New Hampshire. Propane distribution does not require a regulatory franchise in New Hampshire. ENPI operates from separate headquarters and plant facilities that it owns in Concord, New Hampshire and has distribution centers in Bedford and Gilford, New Hampshire. Propane is transported in bulk supply by trucks to and from ENPI's distribution centers.68 ENPI owns a 49% interest in VGS Propane, LLC ("VGSP"), a joint venture with Northern New England Gas Corporation, which owns the other 51%. VGSP is a Vermont limited liability company which provides propane service to approximately 10,000 customers in the state of Vermont.69

2.         HVAC Companies.
           ---------------


                ENI Mechanicals, Inc. ("ENM"). ENM, a non-utility holding company, owns all of the outstanding stock of Northern Peabody, Inc. ("NPI") and Granite State Plumbing and Heating, Inc. ("GSPH"). NPI and GSPH are mechanical contractors engaged in the design, construction and service of plumbing, heating, ventilation, air conditioning and process piping systems. They serve commercial, industrial and institutional customers in northern and central New England. NPI and GSPH operate from separate headquarters and facilities located in Manchester, New Hampshire and Goffstown, New Hampshire, respectively. The activities of the ENM subsidiaries are conducted as an integrated business and analyzed as a group. The chart set forth below is provided to demonstrate the portion of the business of NPI and GSPH's activities (by company and in the aggregate) are engaged in Rule 58 energy related activities. The revenues of these companies are exclusively derived from energy related activities and the companies are comparable to similar infrastructure service companies that the Commission has permitted registered holding companies to retain either by rule or order. KeySpan requests that the Commission reserve jurisdiction over the retention pursuant to Section 11(b)(1) of the Act of the above companies. KeySpan will file a post-effective amendment by June 30, 2001, seeking to justify its retention of these subisidiaries pursuant to Section 11(b)(1) and if the Commission should subsequently order the divestiture of all, or any one or part of, the subisidiaries or their

----------------------
68 SEE Rule 58(b)(1)(v).

69 ID.

assets or activities, KeySpan requests that it be allowed to take appropriate actions to effect such sale within three years after such order.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      ENI MECHANICALS, INC. AND SUBSIDIARIES
                                                        TWELVE MONTHS ENDED JUNE 30, 2000
-----------------------------------------------------------------------------------------------------------------------------------
AFFILIATE                                                PERCENTAGE OF REVENUES FROM THE FOLLOWING ENERGY RELATED FUNCTIONS
                                              -------------------------------------------------------------------------------------

                                                         EQUIPMENT                      PLUMBING/PIPING                  TOTAL
                                              INSTALLATION AND SERVICING70                 SERVICES
---------------------------------------------------------------------------------------------------------------------------------
ENI Mechanicals, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Northern Peabody, Inc.                                         58%                            42%
---------------------------------------------------------------------------------------------------------------------------------
Granite State Plumbing and Heating, Inc.                       64%                            36%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
TOTAL PERCENTAGE                                               60%                            40%                         100%
---------------------------------------------------------------------------------------------------------------------------------

3.         Real Estate Companies

               a. EnergyNorth Realty, Inc. ("ENR"). ENR is engaged primarily in owning and leasing land and a building located at 1260 Elm Street in Manchester, New Hampshire, where EnergyNorth and all of its subsidiaries, except ENPI and ENM, maintain corporate offices.71

               b. Broken Bridge Corp. ("Broken Bridge"). Broken Bridge owns undeveloped land located in Concord, New Hampshire holds unimproved real estate acquired for utility purposes that is adjacent to a take station located in Concord, NH, at the northern terminus of the Tennessee Gas pipeline system, where it interconnects with the ENGI gas system.72

--------------------
70 Installation and service of heating, ventilating, hot water and air conditioning systems and equipment.
71 SEE UNITIL CORPORATION, SUPRA.
72 ID.